                                                                    EXHIBIT 10.6

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS. OMITTED INFORMATION HAS BEEN REPLACED BY [*].

                 PRODUCTION PROCUREMENT AGREEMENT (PPA) -- [*]

     This is an agreement (Agreement), dated as of July 11, 1997, by and between International Business Machines Corporation (IBM), a New York corporation and Symbios Logic Inc. (Symbios), a Delaware corporation.

STATEMENT OF INTENT

     It is IBM's intention to do business with Suppliers who remain competitive in providing IBM with leading-edge technology at favorable prices on acceptable terms and conditions. Accordingly, from time to time, IBM intends to assess Suppliers' competitiveness in terms of pricing, continuity of supply, quality improvement, and cost reduction, and to notify Supplier if IBM determines that the Supplier is not competitive with its fully qualified competitors so that the Supplier can remedy the situation.

     1.0 Product

     In return for the prices paid by IBM under this Agreement, Symbios shall provide IBM with materials, products, components, object code, documentation, spare parts and/or related services (Products) according to the terms and conditions of this Agreement, the Product Specification and Price List (PSPL) which is an Attachment to this Agreement, and Work Authorizations issued under
Section 3.0 below.

     2.0 Term and Termination

     This Agreement shall commence on the date of execution by the parties and shall continue in full force and effect for a period of five (5) years unless earlier terminated as provided in this Agreement. Either party may terminate this Agreement for material breach of the other party upon [*] written notice, provided that such breach has not been cured within such [*] period.

     3.0 Work Authorization

     Only a Work Authorization issued by IBM or its subsidiaries (i.e. a Purchase Order or other document or transaction defined in the PSPL as a Work Authorization), in either electronic or hard copy form, provides authorization to Symbios to perform any work or produce any products under this Agreement. Only procurement personnel of IBM or its subsidiaries have the authority to issue Work Authorizations or direct work activity under the terms and conditions of this Agreement.

     4.0 Most Favored Customer

     The prices provided by Symbios to IBM under this Agreement and attached PSPL's will not [*]. If Symbios offers prices to another customer which are [*].

     5.0 Symbios Actions

          5.1 Product Modifications: Symbios will advise IBM promptly in writing of any changes that will affect the form, fit or function of the Product, and will ensure that such changes do not compromise the quality, reliability, compatibility or performance of Products ordered by IBM hereunder.

          5.2 Withdrawal of Products: Symbios shall notify IBM at least [*] to Symbios' withdrawal of any Product(s). IBM will then have [*] after original notification to place orders and Supplier shall use reasonable efforts to deliver such Products(s) before the withdrawal date or upon mutually agreed upon deliver terms.

     6.0 Symbios Representations/Warranties

          6.1 Representations and Warranties:  Symbios represents and warrants:
     (i) it has the right to enter into this Agreement; (ii) Symbios' performance of this Agreement will not violate the terms of any license, contract agreement, note or other obligation to which Symbios is a party or any statute, law, regulation or ordinance to which Symbios is subject, including, without limitation, all health, safety and environmental statutes, laws, regulations and ordinances (iii) at the time of execution, no claim, lien, or action is pending or threatened against Symbios or its subsidiaries or parent company (and to the best of Symbios' knowledge after reasonable inquiry, Symbios' suppliers or affiliates) which would have a materially adverse impact on IBM's or its subsidiaries', or their respective distributors' or customers' use of the Products. Symbios will provide prompt written knowledge if subsequent action occurs; (iv) that, as of the date of this Agreement, the Product does not infringe any patent, trademark, copyright or other intellectual property right of a third party;
     (v) that (a) neither the Products contain nor are any of the Products manufactured using ozone depleting substances including, without limitation, chloroflurocarbons, halons, methyl chloroform and carbon tetrachloride; and (b) the Products do not contain any hazardous or carcinogenic materials or chemicals; (vi) each of the Products will not cause personal injury when used for its intended use; and (vii) all Products provided to IBM under this Agreement are new and do not contain anything used or reconditioned.

          6.2 Product Warranty: Symbios warrants that from the date of shipment of the Product and for the period of time specified in the applicable PSPL, all Products provided to IBM are free from defects in material and workmanship, and will conform to all of the agreed upon specifications.

     This warranty does not apply to any Product which has been misused (including static discharge, improper installation, repair, or accident), neglected, or modified, or which Symbios is not capable of testing under those test conditions that were used with the manufacturing and testing processes during the original manufacturing of the Product. Supplier's sole obligation to IBM for a Product failing to meet this Product warranty, and as mutually agreed to by the parties, is to replace or repair the Product or to issue IBM a credit for the purchase price of the Product, but only if (i) the failure has occurred within the warranty period, (ii) Symbios has received written notice of the warranty claim, (iii) IBM has returned the Product to Symbios under Symbios' Return Material Authorization (RMA) procedure, and (iv) Symbios has reasonably verified that the Product is defective. Symbios warrants a replacement or repaired Product for the unexpired term of the warranty for the defective Product, or for an extended warranty period as mutually agreed to by the parties.

     THE WARRANTIES IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTS, EXPRESS OR IMPLIED, INCLUDING THOSE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE.

     7.0 Intellectual Property Indemnification

     Symbios grants IBM all rights and licenses necessary for IBM and its subsidiaries to use and sell the parts and commodities sold hereunder and to exercise their rights under this Agreement. Symbios agrees to defend, at its expense, and pay all damages, costs and attorney's fees finally awarded in any claim that Symbios' Product infringes any intellectual property rights of a third party or any claim that Symbios failed to comply with its representations or warranties under Subsection 6.1 of this Agreement. If such a claim of infringement is made, Symbios shall, use reasonable efforts to obtain for IBM the right to continue to use and sell Symbios' Product or Symbios shall replace it with non-infringing product which meets the Product specifications. If such a claim of infringement is made before Symbios completes delivery of the affected Product under this Agreement, Symbios may decline to make further shipments of that Product without breaching this Agreement

     Supplier will not be obligated to defend or be liable for costs or damages if the infringement solely and necessarily arises out of (a) IBM's technology or compliance with IBM's written specifications, or (b) IBM's combining with, adding to, or modifying the Product after shipment by Symbios, unless Symbios is a contributory infringer, or (c) use of the Product, or any part of the Product, in the practice of a manufacturing process, or (d) IBM's failure to use material or written instructions provided by Symbios which would have rendered the Product non-infringing.

     8.0 Trademark and Trade Names

     Neither party may use any of the other party's or its subsidiaries' trademarks, trade names or brand names without the other party's written consent.

     9.0 General

          9.1 Confidentiality: IBM and Symbios agree that the pricing terms of this Agreement are confidential. All other exchanges of information between the parties pursuant to this Agreement shall be deemed nonconfidential, unless the parties have entered into a separate written confidentiality agreement.

          9.2 No Agent: Each party is an independent contractor and is not an agent of the other for any purpose whatsoever. Each party is solely responsible for the acts of its employees and agents, including any negligent acts.

          9.3 Choice of Law: Waiver of Jury Trial: This Agreement shall be governed by the substantive laws of the state of New York applicable to contracts executed in and performed entirely within that state. The parties expressly waive any right to a jury trial for a dispute related to this Agreement.

          9.4 Force Majeure: Neither IBM nor Symbios shall be in default or liable for any delay or failure to comply with this Agreement due to an act of nature, public enemy, government action, or freight embargo beyond the control of the defaulting party, and the defaulting party shall provide the nondefaulting party immediate notice of any such anticipated delay or failure of compliance, provided, however, that the nondefaulting party shall be relieved of its obligations, except obligations to make payments for Products already provided, during the existence of such condition and that any such act shall relieve the defaulting party's obligations hereunder for such time as the conditions causing such delay or failure are in effect, and such party hereby agrees to perform its obligations, unless excused by the nondefaulting party, as soon as practicable after the conditions causing such delay or failure have subsided.

          9.5 Assignment: IBM and Symbios shall not assign their rights or delegate or subcontract their duties under this Agreement without the prior written consent of the other parry, except that either party shall have the right to assign this Agreement and its obligations hereunder in connection with the sale of all or part of its business that makes use of or sells the parts, commodities, etc. purchased hereunder.

          9.6 Rights of Subsidiaries: IBM and its subsidiaries may exercise any of the rights under the Agreement; however, both parties agree that Symbios' obligation to sell Products to any IBM subsidiary is subject to Symbios' prior approval, which will not be unreasonably withheld, of the individual IBM subsidiary. Notwithstanding the foregoing, distribution of Products directly between IBM and its subsidiaries without Symbios' prior approval, whether by sale or otherwise, is exempted from the provisions of this paragraph.

          9.7 Survival: The provisions set forth in Sections and Subsections 6.0, 7.0, 8.0, 9.1. 9.3, 9.5, 9.6, 9.7 and 9.8 shall survive and continue after any expiration, termination or cancellation of this Agreement and shall remain in effect until fulfilled, and apply to respective successors and assigns.

          9.8 Limitations of Liability

          NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES, OR FOR LOSS OF PROFIT, REVENUE, OR DATA, WHETHER IN AN ACTION IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EACH PARTY WILL, HOWEVER, BE LIABLE FOR PERSONAL INJURY CAUSED BY ITS NEGLIGENCE.

          Except for personal injury or damage to real and tangible property caused by Symbios' negligence, or liability arising from Section 7.0, and except as otherwise set forth in an applicable PSPI, Symbios' cumulative liability under a Work Authorization shall not exceed the aggregate amount paid to Symbios under that Work Authorization, even if a term of this Agreement or any Attachment fails of its essential purpose.

          HIGH RISK ACTIVITIES: THE PARTIES AGREE THAT TO THE EXTENT THAT ANY SPECIFIC INDUSTRY, SUCH AS THOSE WHICH ENGAGE IN HIGH RISK ACTIVITIES, HAS SPECIAL REQUIREMENTS FOR INFORMATION TECHNOLOGY EQUIPMENT WHICH ARE NOT INCLUDED TO THE AGREED UPON PRODUCT SPECIFICATIONS, FUNCTIONAL SPECIFICATIONS OR DATA SHEETS, SYMBIOS DOES NOT WARRANT OR REPRESENT THAT ITS PRODUCTS MEET ANY SPECIAL REQUIREMENTS AND WILL NOT ACCEPT ANY LIABILITY RESULTING FROM THE FAILURE TO MEET SUCH SPECIAL REQUIREMENTS.

          The remedies of IBM specifically set forth in this Agreement or the applicable PSPL constitute laws exclusive remedies for the breaches by Symbios to which they relate.

          9.9 Waiver: In order for a waiver to be effective under this Agreement, it must be in writing signed by the party so waiving its rights. The waiver by either party of any instance of the other party's noncompliance with any obligation or responsibility herein shall not be deemed a waiver of subsequent instances.

          9.10 EDI: All Electronic Data Interchange (EDI) transactions and/or electronic funds transfers for Product ordered under the terms of this Agreement shall be in accordance with the terms of the Electronic Data Interchange/Electronic Funds Transfer Trading Partner Agreement No. [*].

          9.11 Entire Agreement and Order or Precedence: This Agreement and its PSPL, together with Work Authorizations issued hereunder, constitute the entire Agreement between the parties with respect to the subject matter hereof. In the event of any conflict in these various documents, the order of precedence will be: (i) the tams specified in the quantity, price, payment and delivery sections of a Work Authorization; (ii) the PSPI, (iii) this Agreement excluding its PSPLs and Work Authorizations; and the terms of any other applicable agreement executed by the parties.

          9.12 Amendments: This Agreement may only be amended in writing signed by authorized representatives of each of the parties. To be effective, such amendment must specifically reference this Agreement.

ACCEPTED AND AGREED TO:                            ACCEPTED AND AGREED TO:

INTERNATIONAL BUSINESS                             SYMBIOS LOGIC INC.
MACHINES CORPORATION

/s/ Stephen R. Villanueva            9/12/97       /s/ Tom Georgens                     9/11/97
--------------------------------------------       --------------------------------------------
Authorized Signature                    Date       Authorized Signature                    Date


Stephen R. Villanueva                              Tom Georgens
--------------------------------------------       --------------------------------------------
Printed Name                                       Printed Name


Director, OEM Procurement                          Vice President Storage Systems Division
--------------------------------------------       --------------------------------------------
Title                                              Title

            FIRST AMENDMENT TO PRODUCTION PROCUREMENT AGREEMENT [*]

     This First Amendment (the "Amendment") to the Production Procurement Agreement [*] (the "Agreement") made between International Business Machine Corporation ("IBM") and Symbios Logic Inc. ("Symbios") dated July 11, 1997, is effective as of January 2, 2002 (the "Effective Date"),. All terms used in this Amendment have the meanings defined for them in the Agreement unless otherwise defined herein.

                                   BACKGROUND

     A. Whereas, Symbios and LSI Logic Corporation ("LSI Logic") each separately entered into Production Procurement Agreements with IBM;

     B. Whereas, LSI Logic subsequently acquired Symbios and assumed all of the rights and obligations under the Agreement; and

     C. Whereas, IBM and LSI Logic intend to have one (1) Production Procurement Agreement in effect to cover all of the products of LS1 Logic by terminating the Production Procurement Agreement number [*] executed by LS1 Logic and IBM dated February 1, 1998 (the "Former PPA").

     Now, therefore, for good and valuable consideration, the sufficiency of which is hereby acknowledged by both parties, the parties agree as follows:

                                   AGREEMENT

     1. The Former PPA is hereby terminated without liability to either party.

     2. All references to "Symbios" and "Symbios Logic, Inc." shall mean "LSI Logic" and "LSI Logic Corporation," respectively.

     3. A new section for legal notices is hereby added to the Agreement as
Section 9.13 and reads as follows:

        "9.13 LEGAL NOTICES: All legal notices will be sent to the following addresses and will be deemed received (a) two (2) days after mailing if sent by certified mail, return receipt requested, or (b) on the date confirmation is received if sent by facsimile or courier to the party set forth below:

        IBM: Contract Administration        Supplier:  General Counsel
             IBM Corporation                           LSI Logic Corporation
             1580 Route 52                             1551 McCarthy Blvd.
             Z/93A, D/2F3, B/321-2                     M/S D-106
             Hopewell Jct., NY 12533                   Milpitas, CA 95035
             FAX: (914) 892-6316                       FAX: (408) 433-6896"

     4. The Production Specification & Price List Attachment [*] is hereby amended to have a termination date of December 31, 2002.

     5. The Production Specification & Price List Attachment [*] is hereby amended to include certain ASIC products by inserting a new Addendum 2 to Exhibit A of the Agreement.

     6. With respect to the ASIC products only as set forth in Addendum 2 to Exhibit A of the Production Specification & Price List Attachment [*], notwithstanding anything to the contrary contained in the Agreement, IBM may, at any time, reschedule Was in total or in part by giving Supplier not less than [*] notice of such reschedule prior to the delivery/ship date as specified in the WA. Was may not be rescheduled for requested delivery more than [*] beyond the original request date.

     7. All other terms and conditions of the Agreement will remain in full force and effect.

     In witness whereof, this Amendment is hereby executed by the authorized representatives of both parties as of the Effective Date.


INTERNATIONAL BUSINESS
MACHINES CORPORATION                            LSI LOGIC CORPORATION

/s/ W.S. GLOGOWSKI                              /s/ FRANK A. TORNAGHI
--------------------------------------------    --------------------------------------------
SIGNATURE                                       SIGNATURE

/s/ W.S. GLOGOWSKI 12/21/2001                   /s/ FRANK A. TORNAGHI
--------------------------------------------    --------------------------------------------
PRINTED NAME                                    PRINTED NAME

                                                EVP, WW SALES
--------------------------------------------    --------------------------------------------
TITLE                                           TITLE

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS. OMITTED INFORMATION HAS BEEN REPLACED BY [*].

                                   ADDENDUM 2

[*]

               PRODUCT SPECIFICATION & PRICE LIST ATTACHMENT [*]
                    TO PRODUCTION PROCUREMENT AGREEMENT [*]

     This Product Specification & Price List Attachment [*], including its Exhibits and Product Unique Attachments ("Attachment"), is incorporated under the Production Procurement Agreement [*], also referred to as [*] ("Agreement") and is entered into by and between LSI Logic Storage Systems, Inc. ("LSI" or "Supplier") and International Business Machines Corporation ("IBM", or "Buyer"). The original Agreement was entered into by Symbios Logic Inc. ("Symbios"), but LSI has purchased Symbios in its entirety, and LSI hereby assumes all obligations of Symbios and all terms and conditions of the Agreement as they apply to this Attachment. This Attachment is conditional and does not become binding unless and until the Closing Date, as defined in the Asset Purchase Agreement, signed June 28, 2002, between IBM and LSI The term of this Attachment shall expire on July 31, 2005 unless terminated earlier as set forth herein or in the Agreement.

     1.0 Scope of Work

          1.1 General Statement of Work. LSI agrees to develop, manufacture, assemble, test, inspect, package, inventory, deliver, service and support the Product, and perform all other responsibilities described in the Agreement, including this Attachment. LSI shall deliver to IBM or distribute on behalf of IBM only that quantity of Products that are ordered by IBM pursuant to a Work Authorization.

     2.0 Product Description

     The Products to be purchased under this Attachment are more fully described in the Product Unique Attachments attached hereto.

     The Products are further described by the requirements set forth in the following specifications, which are incorporated herein by reference:

     - Supplier Packaging & Materials Handling specification [*].

     - Any additional specification and/or a more current EC Level to an existing specification agreed to in writing.

     3.0 Product Requirements

          3.1 Tamper Evident Protection. Each Product (except for spare parts as defined in Section 4.4) shall be required to have tamper evident protection to ensure that the Products are new when received by end user customers. Tamper evident protection will be in the form of IBM logo tape, labels or seals applied to the finished Product packaging in such a manner that if removed or tampered with, it would be evident that the finished Product packaging has been opened. Such tamper evident method must not be resealable, without evidence of tampering.

     LSI agrees to treat such IBM logo tape, labels, seals or other specified materials with appropriate controls to prevent unauthorized use or dissemination (including tracking the purchase, internal use, application, and destruction [to avoid use by others]), and to limit access to such materials to only those with a need to know to carry out the tamper evident sealing on new Products. LSI agrees to only use the IBM logo tape, labels, seals or other specified materials in connection with new Product, and not with any other product or with any Spare Part.

          3.2 Labels. LSI shall ensure that no markings, labels of any kind, are placed on the Products, other than as expressly specified by IBM in writing.

          3.3 Product Warranties: Notwithstanding anything to the contrary, LSI represents and warrants that at all times: (i) for a period of [*] from Product delivery to IBM, the Product shall operate (a) in accordance with all specifications and requirements in this Attachment, and be free from defects in design, material, and workmanship, (b) in accordance with the uses as contemplated by the Agreement (including this Attachment), including those validated by completion of IBM's [*], and (c) in or with IBM product offerings. Those Products that do not conform to this or any other Product warranties shall, be repaired or replaced by LSI within [*] of IBM's notification to LSI. However, for situations involving non-conformance prior to IBM's delivery of its Product to IBM's customers and resellers, LSI shall replace the non-conforming Product with a new conforming Product within [*]. If repair or replacement is not reasonably feasible, then the purchase price paid shall be credited or refunded; (ii) for Products that either have: (a) Dead on Arrival (DOA performance is determined by dividing the number of defects by the number of systems installed by dealers and or customers) [*] of total Products purchased; (b) an epidemic defect rate of [*] of Products purchased with the same date code; (c) [*] of total Products purchased that contain defects related to the same root cause which has been determined and mutually agreed by both Parties; or (d) for Products that IBM has recalled or otherwise returned for safety reasons, LSI shall, at IBM's option within [*] of IBM's notification to LSI, repair and/or replace all Products within affected manufacturing lots. If the parties agree that repair or replacement is not reasonably feasible, then the purchase price paid shall be credited or refunded; (iii) LSI will maintain and submit to IBM, written evidence of the certifications and approvals addressed in this Attachment for all Products, and that LSI will affix all required labels regarding such certifications and approvals on the appropriate area of each Product and packaging; (iv) when used in accordance with its associated documentation, the Products purchased under this Attachment are Year 2000 ready such that they are capable of correctly processing, providing, receiving and displaying date data, as well as exchanging accurate date data within and between the twentieth and twenty-first century, provided all other products (software, hardware and firmware) used with the Products properly exchange accurate date data with it.

     The warranties in this Subsection 3.3 shall be considered to be part of the warranties in Subsection 6.1 of the Agreement and supplement any other warranties in Section 6.0 of the Agreement.

          3.4 Product Support Training and Documentation. LSI shall provide with reasonable frequency "T3" training (i.e., teaching individuals in a manner to allow them to teach others) which shall be conducted at Research Triangle Park, NC. IBM shall provide reasonable travel and living expenses for this training. Education materials for "T3" training will be provided by LSI in reasonable quantities. Education updates would also be required for significant changes in the product or in the repair or support of the Product for which IBM will provide reasonable training, travel and living expenses.

          3.5 Product Field Support. IBM customer support may include providing end-user customer support by telephone or electronic methods ("Level 1 Support") and determining whether any defects, quality issues or other problems exist with the Product and provide a solution within [*] from end-user customer's inquiry ("Level 2 Support"). LSI shall be responsible to provide appropriate training and diagnostic tools so that IBM may provide such Level 1 and Level 2 Support. LSI shall provide Level 3 Support (support inquiries from IBM that exceed the capabilities of Level 2 Support) and will provide a solution to such problems within [*] from IBM's inquiry. LSI shall provide IBM an LSI engineering contact name and phone number for Level 3 Support purposes. For problems that the parties mutually agree are more complex, the parties shall use best efforts to finalize a plan and provide a solution within [*] from IBM's inquiry.

     In the event repairs or corrections to the Products are required, LSI shall make and test the necessary repairs or corrections, and LSI shall include such repairs or corrections in subsequently delivered Product. LSI shall maintain a comprehensive log of all Level 3 defects, repairs, and corrections, and shall ensure that IBM has the most current version of such log to properly assist customers. Within [*] of preparing repairs or corrections. LSI shall deliver to IBM updated technical specifications and Product documentation reflecting such corrections or repairs. The Product support described in this Attachment shall not relieve LSI from any warranty obligations.

     IBM has the right to withhold payments in any amount equivalent to the price of all Products affected by the Severity Level 1 defect (e.g., the customer is unable to use the product and/or customer operations are critically impacted) due to LSI upon notice to LSI of a Severity Level 1 (SL1) Defect, until such Defect is corrected to IBM's reasonable satisfaction. An SL1 Defect is a defect that results in an emergency condition that causes critical impact to IBM's schedule or that critically hinders performance or continued performance of the Product.

          3.6 Product Certifications.

                            PROVIDER OF
AGENCY   DESCRIPTION   PRODUCT CERTIFICATION
------   -----------   ---------------------
[*]..        [*]                [*]
[*]..        [*]                [*]
[*]..        [*]                [*]
[*]..        [*]                [*]
[*]..        [*]                [*]
[*]..        [*]                [*]
[*]..        [*]                [*]
[*]..        [*]                [*]
[*]..        [*]                [*]
[*]..        [*]                [*]
[*]..        [*]                [*]
[*]..        [*]                [*]
[*]..        [*]                [*]
[*]..        [*]                [*]
[*]..        [*]                [*]

          3.7 FAA Certification. LSI certifies that the Products and their packages do not contain explosives, hazardous materials, incendiaries and/or destructive devices.

          3.8 COO Product Certification. LSI hereby certifies that the Products purchased hereunder have the following countries of origin. If there are any changes to this information, LSI will notify IBM by providing a new country of origin certification signed by an authorized LSI representative before shipping any Products other than those with the country of origin listed below for such Product. LSI acknowledges that IBM will rely upon this certification, and timely updates to it, in making representations to IBM customers and to comply with various laws and regulations. If any part number listed has more than one country of origin, LSI certifies that each country of origin is listed below.

                                                                IS PRODUCT MARKED
                                     COUNTRY OF ORIGIN AND      WITH AN INDUSTRY
  IBM P/N     PRODUCT DESCRIPTION   COMPLETE STREET ADDRESS   STANDARD BARCODE (/N)
  -------     -------------------   -----------------------   ---------------------
All Products    All Products                                      Yes

          3.9 Service and Manufacturing. LSI shall provide IBM with materials and assistance which shall include but not be limited to the relevant Bill of Materials (e.g., list of parts and the sources approved by IBM to supply those parts, a.k.a. "BOMB"), Product specifications, manufacturing processes, test routines, vendor contacts, authorizations, rights, and/or licenses that may be needed to purchase Parts, assemble, market, and service Product, as well as information, training, and consulting necessary to help IBM manufacture or have manufactured, service or have serviced the Product (Hereinafter, these materials and assistance shall be referred to as the "Manufacturing Package"), upon the occurrence of any of the following from which LSI and IBM reasonably believes LSI cannot recover:
     (a) commencement of any involuntary proceeding in bankruptcy or insolvency against LSI; or (b) appointment, without LSI's consent, of a receiver or an assignee for the benefit of creditors; or (c) LSI ceases to carry on business as an on-going entity; or (d) LSI, for any other reason, does not meet the on time delivery criteria defined in Section 8.3 of this PSPL and does not expect to again provide or is unable to again provide on time delivery; or (e) LSI materially breaches the Agreement (including this Attachment). LSI shall provide the Manufacturing Package as soon as possible after IBM requests it, but in no event more than [*] following IBM's request.

     Subject to the terms above and to the terms and conditions of Confidential Disclosure Agreement [*], as of the effective date of this Attachment LSI hereby grants to IBM, under LSI's patent, copyrights, trade secrets, and other intellectual property in the Product and Manufacturing Package, an irrevocable, non-exclusive, worldwide [*] license to make, use, sell, offer to sell, import, reproduce, prepare derivative works of, distribute, perform, and display the Product and any derivative works of Product, and to authorize others to do any of the foregoing on IBM's behalf. This does not include a license to manufacture the LSI Logic Semiconductor devices found in the Product: however, LSI will use best efforts to provide a continued supply of such semiconductors to IBM. [*]. The cost of establishing production shall be documented by IBM and approved by LSI; LSI's approval shall not unreasonably be withheld. The [*] to IBM for this license shall be negotiated upon execution of these rights and be based upon a [*] LSI has made in the development and intellectual property in the Product. The license to make and reproduce the Product shall continue until IBM discontinues manufacture of the Product or in the event that IBM fails to comply with the terms of this license. IBM may subcontract the manufacturing to a third party, or assume the management of LSI's third-party manufacturer, provided such third party complies with the terms of this license and any associated obligations of confidentiality. In the event IBM elects to exercise this right: (a) LSI shall release to IBM all materials and processes necessary for the manufacture of the Product Except as provided above, IBM shall not communicate to third parties (other than the third party manufacturer) any such materials or information furnished by LSI, without the prior written consent of LSI, which consent will not be unreasonably withheld; (b) LSI shall furnish to IBM within [*] after IBM's written request, the names and addresses of LSI's sources for parts not manufactured by LSI, including the appropriate part numbers for commercially available equivalents of electronic parts. LSI shall use all reasonable efforts to ensure that IBM shall have the right to purchase any custom parts directly from LSI's vendors; (c) LSI shall furnish to IBM [*] all parts catalogues, schematics, material lists, engineering change orders, and other servicing documentation deemed necessary by IBM to service and support the Product.

     LSI shall, in support of the manufacturing rights conveyed to IBM under this Section, provide: (a) Up to [*] of consulting services, as required by IBM, provided that [*]; and (b) additional consulting services at a rate to be mutually agreed to by LSI and IBM.

          3.10 Tooling & Equipment. Except as expressly set forth below in this Subsection, and except in cases where tooling or modifications to tooling are requested by IBM, LSI shall, [*], supply and do all things necessary, including, without limitation, supply all tooling and equipment required for the manufacture and testing of the Product. In the event that IBM has paid for, or otherwise snakes available to LSI, tooling or equipment pertaining to any aspect of the Product, LSI agrees to sign a separate tooling loan agreement that addresses additional loan requirements.

          3.11 Product Cost Reduction Enhancements. If LSI decides to market a product that is positioned as a cost reduced or enhanced version of the Products, LSI agrees to offer and sell said product as "Product" to IBM under the terms and conditions of this Attachment, except for price that will be negotiated between the parties. If IBM buys said replacement product, the quantity purchased in combination with the quantity of the original Products purchased hereunder, shall collectively apply to IBM's purchase quantities for purposes of calculating price, to the extent that Product pricing is determined by quantities purchased. Notwithstanding the above, unless the parties agree in a written amendment that a particular enhanced product shall replace the "Product," LSI agrees to continue to make the original Product available to IBM through the end of Product's life.

          3.12 Compatibility Requirements. The Product shall meet its functional specifications. LSI will work with IBM to make the Product compatible with IBM's system units, peripherals and operating systems as verified in IBM's [*] or compatibility testing.

          3.13 Product Availability. LSI will notify IBM prior to LSI's withdrawal of the Product. Such withdrawal notice will not occur during the term of this Attachment, unless LSI obtains IBM's prior written approval. LSI shall ensure that any such Product withdrawals will not affect FRU availability.

     4.0 Pricing

          4.1 Product Pricing. LSI shall make the Product available to IBM at the pricing specified in the relevant Product Unique Attachment. The pricing in the relevant Product Unique Attachment as expressed in Work Authorizations ("WAs," i.e., written or electronic IBM purchase orders or other electronic transactions that are expressly identified by IBM as an authorization to perform work under the Agreement, including this Attachment) shall be the only charges due to LSI from IBM, unless otherwise authorized in writing by IBM. LSI warrants that the pricing in the Product Unique Attachments does not include sales taxes and that LSI will not include, or otherwise charge IBM for, any sales tax on any Products purchased by IBM. IBM will provide LSI with an applicable sale tax exemption certificate, as appropriate.

          4.2 Cost Reductions. LSI agrees to provide IBM cost reductions consistent with industry pricing and technology trends.

          4.3 Payments. LSI will invoice IBM upon shipment of Product to IBM. Terms for payment on all invoices will be net [*] from date of acceptable invoice to IBM. Payment of invoices shall not be deemed acceptance of the Products. All prices are expressed in US dollars.

          4.4 Spare Parts and Field Replacement Units (FRUs). The list of FRUs (also referred to as spare parts, which may consist of the entire Product or portions thereof) and agreed to pricing for FRUs (for cases where IBM elects to purchase FRUs) shall be listed in the relevant Product Unique Attachment, provided, however, that the parties may elect to establish updated pricing for such FRUs via other documents that are signed by both parties. IBM reserves the right to review LSI's FRUs supply plan. Should IBM purchase FRUs for the Product from LSI, LSI shall not be relieved from any of its warranty and support obligations. LSI shall reimburse IBM for any FRUs IBM has to replace due to LSI's failure to comply with any of its warranties and representations.

     FRUs will be made available for [*], or longer if legally required by law after: (a) the expiration of this Attachment; (b) the last shipment of Product from LSI; or (c) IBM's withdrawal of the Product from the market, whichever occurs last, unless otherwise expressly agreed upon in writing for longer periods by both parties for the applicable Product.

     For the Products under this Attachment, LSI will not substitute FRUs, even if such FRUs are equal or better to those originally approved by IBM, unless expressly agreed to by IBM in writing.

     LSI shall ship FRUs for returned parts within [*] of receipt. All FRUs shall be upgraded to the latest EC level, single-packed and single-labeled.

     For the purposes of evaluating LSI's performance, as it relates to FRU orders, LSI will be measured against the following criteria. LSI scores are calculated on a monthly basis and are used to compare LSI to other similarly situated suppliers and the awarding of business. Nothing in this section shall relieve Supplier of any obligations in the Agreement (including this Attachment).

                  CRITERION                                                TARGET
---------------------------------------------   ------------------------------------------------------------
On Time Performance                             [*] at IBM's Facility On time
Orders [*] Past Due                             [*]
Emergency Orders Received by Customer within    [*] by Customer; [*] receipt by Customer within [*]
[*] of PO Issuance
Inbound Packaging Quality                       [*] of FRUs error free
Early Shipments                                 [*] FRUs received at IBM earlier than [*] to scheduled due date

     In any calendar month in which LSI fails to meet the above performance criteria specified in this section, LSI will respond to IBM with an agreed upon action plan within [*] of notification by IBM demonstrating its ability to achieve the required measurements. LSI's failure to successfully execute an action plan within an agreed upon time frame, may, in addition to other remedies in the Agreement (including this Attachment) and at law, result in substantial or complete reduction of new business awards from IBM.

     IBM will obtain RMA (Returned Material Authorization) from LSI prior to shipment of returned FRUs, subject to LSI promptly providing such RMA to IBM upon request. LSI will acknowledge receipt of

FRUs within [*] of receipt, and such acknowledgment shall include a report regarding any shortages, overages or damages alleged to have occurred in transit. LSI will reimburse IBM at the current FRU price for FRUs that are stripped, stolen, lost, damaged or unaccounted for, except for those reported to IBM upon initial receipt of the returned FRUs.

     LSI will provide a packing slip with all return shipments of unrepairable FRUs to IBM which specify LSI's name, IBM part numbers being shipped, quantity of each part number being shipped, and the relevant Purchase Order number. In addition to the above, the packing slip for FRU returns which are unrepairable will also reference a return authorization number (such numbers are obtained by contacting IBM), provide a reason for return, and will be shipped within [*] after receiving IBM's authorization.

     5.0 Work Authorization Logistics

          5.1 Placement of Work Authorizations (WA's), Reschedules and Cancellations. WAs, duly issued by IBM procurement personnel, shall be the only authorization for LSI to deliver any Product under this Attachment. IBM shall have no obligation to issue any Work Authorizations. IBM shall not be liable for any costs incurred by LSI in its anticipation of receiving Work Authorizations or in performing work in excess of any authorized limits of Work Authorizations issued hereunder. Except as expressly stated in this Subsection 5.1 and as authorized under Work Authorizations, all other expenses in support of this Attachment shall be borne by LSI, without liability to IBM, unless authorized by IBM in writing.

     IBM's Product order lead time from WA issuance to delivery is [*]. LSI agrees to cooperate and use all reasonable efforts for cases where IBM requests an earlier delivery. Any increase in the agreed to lead-time must have IBM's prior written approval.

     IBM MAY USE "BLANKET" PURCHASE ORDERS (e.g., electronically these may identified as "Scheduling Agreements") WHICH MAY HAVE THE APPEARANCE OF A NORMAL PURCHASE ORDER, BUT SUCH BLANKET PURCHASE ORDERS CAN BE DISTINGUISHED BY NOT HAVING A DELIVERY DATE AND ARE ISSUED ONLY AS A LOGISTICAL PROCESSING DOCUMENT TO ENABLE THE USE OF ELECTRONIC PURCHASE ORDER COMMUNICATIONS AND ARE NOT BINDING IN ANY MANNER AND SHALL NOT BE INTERPRETED AS AN AUTHORIZATION TO PERFORM ANY WORK, REGARDLESS OF ANY QUANTITIES OR PRICES THAT MAY BE INCLUDED IN SUCH BLANKET PURCHASE ORDERS.

             5.1.1 Accommodation of Increases in Order Volume. LSI agrees to use all reasonable efforts to accommodate the following increases to Product order quantities which may be made by IBM without any additional cost to IBM, unless authorized by IBM in writing.

                                   INCREASE IN PRODUCT QUANTITY TO A
     NUMBER OF CALENDAR DAYS            SCHEDULED DELIVERY DATE
     PRIOR TO DELIVERY DATE              (% OF ORDER QUANTITY)
---------------------------------  ---------------------------------
               [*]                        [*]
               [*]                        [*]
               [*]                        [*]
               [*]                        [*]

             5.1.2 Accommodation of Decreases in Order Volume

                5.1.2.1 Finished Goods. For Finished Goods (meaning the Product in its completed form) manufactured in accordance with duly issued Work Authorizations, IBM shall incur the following maximum liability, subject to LSI using reasonable efforts to mitigate IBM's liability by, among other actions, returning parts and materials to its suppliers, selling parts and materials to others, or otherwise use such parts or materials in other products or for other WAs hereunder for Products or FRUs.

     NUMBER OF CALENDAR DAYS        IBM LIABILITY FOR DECREASES IN ORDER VOLUME
PRIOR TO AUTHORIZED DELIVERY DATE            (AS % OF WORK AUTHORIZED)
---------------------------------  ---------------------------------------------
               [*]                           [*]
               [*]                           [*]

                5.1.2.2 Industry Standard Components. All components are considered industry standard components unless specified otherwise in a Product Unique Attachment For industry standard components procured by LSI in accordance with duly issued Work Authorizations, IBM shall incur the following maximum liability, subject to LSI using reasonable efforts to mitigate IBM's liability by, among other actions, returning parts and materials to its suppliers, selling parts and materials to others, or otherwise use such parts or materials in other products or for other WAs hereunder for Products or FRUs.

     NUMBER OF CALENDAR DAYS       IBM LIABILITY FOR DECREASES IN ORDER VOLUME
PRIOR TO AUTHORIZED DELIVERY DATE           (AS % OF WORK AUTHORIZED)
---------------------------------  -------------------------------------------
               [*]                           [*]
               [*]                           [*]

                5.1.2.3 IBM Unique Components. Only those components specified in a Product Unique Attachment are considered IBM Unique Components. For IBM Unique Components procured by LSI in accordance with duly issued Work Authorizations, IBM's maximum liability is limited to the costs that LSI can reasonably demonstrate were necessary and appropriate to support WAs , subject to LSI using reasonable efforts to mitigate IBM's liability. IBM shall not be liable for any forward buys of IBM Unique Components in excess of [*], based upon IBM's forecast without IBM's written consent. In addition to other mitigation efforts such as returning IBM Unique Components to .suppliers, or using such components for other WAs hereunder, LSI will (i) cancel all non-liability bearing outstanding orders with its suppliers, (ii) present IBM with the option to pay cancellation charges, if applicable, (iii) use on-hand components to satisfy IBM's forecasted FRU requirements. Furthermore, LSI will provide a current inventory, on a quarterly basis, of the quantity and value of all items in Product Unique Attachments currently in LSI inventory and/or currently on order.

                5.1.2.4 LSI Product Line Unique Components. Only those components specified in a Product Unique Attachment are considered LSI Product Line Unique Components. For LSI Product Line Unique Components procured by LSI in accordance with duly issued Work Authorizations, IBM's maximum liability is as follows, subject to LSI using reasonable efforts to mitigate IBM's liability. In addition to other mitigation efforts such as returning IBM Unique Components to suppliers, or using such components for other WAs hereunder, LSI will
           (i) cancel all non-liability bearing outstanding orders with its suppliers, (ii) use on-hand components in other products if possible,
           (iii) return excess, non-liability bearing product to its suppliers,
           (iv) use on-hand components to satisfy IBM's forecasted FRU requirements. Furthermore, LSI and IBM will [*] reasonable supplier cancellation and/or restocking charges for components LSI can demonstrate were reasonably purchased to satisfy IBM's requirements.

     NUMBER OF CALENDAR DAYS       IBM LIABILITY FOR DECREASES IN ORDER VOLUME
PRIOR TO AUTHORIZED DELIVERY DATE           (AS % OF WORK AUTHORIZED)
---------------------------------  -------------------------------------------
               [*]                                     [*]
               [*]                                     [*]
               [*]                                     [*]

          5.2 Work Authorization Acceptance. LSI shall accept Work Authorizations issued by IBM provided such Work Authorizations comply with the terms and conditions of this Attachment. LSI shall confirm receipt of each Work Authorization and, if LSI does not object to such Work Authorization within [*] of receipt and identify the reasons of non-compliance with this Attachment, then such Work Authorization will be deemed to have been accepted by LSI.

     IBM may provide [*] estimated forecast for any quantities of Product that may be required. LSI will use reasonable efforts to respond to such forecast within [*].

     ANY PRODUCT QUANTITIES CITED IN OR IN SUPPORT OF THIS AGREEMENT (INCLUDING THIS ATTACHMENT) ARE PRELIMINARY ONLY AND SHALL NOT IN ANY WAY BE CONSTRUED AS A COMMITMENT AND ARE NON-BINDING. IBM MAKES NO REPRESENTATION OR WARRANTY AS TO THE QUANTITY OF PRODUCTS THAT IT WILL PURCHASE, IF ANY.

          5.3 Product Allocation. LSI will ensure proper management and operational controls are present to provide for an equitable and proportional allocation of capacity, resources, commodities, tooling and any other items required to execute this Attachment. In the event of a non-LSI controlled shortage of any items necessary to satisfy the requirements of LSI internal (i.e., LSI branded products) and external customers, the order of precedence for said allocation will be; (i) the acknowledged purchase orders, (ii) pending purchase orders, and (iii) system forecasts from all affected parties submitted and on record for the month in which the shortage became known to LSI. [*]. Non-LSI-controlled shortages are those events that occur in the industry at-large. Shortages caused by LSI actions (e.g. commodity purchase orders not placed, internal or external LSI customer demand increase which LSI accepts) will not relieve LSI of its obligation to meet IBM's accepted Work Authorizations and will use reasonable efforts to meet forecasted demands, including the associated flexibility terms set forth in this Attachment.

     LSI will promptly notify IBM in writing that such a shortage has occurred, the expected duration of said shortage, and the impact upon the monthly forecast in use at that time. LSI will include in this notification that IBM is receiving its proportional share of all LSI resources and that no LSI internal or external customer has received preferential treatment in the allocation of resources.

     Notwithstanding the above, (a) IBM shall have first priority to all components, subassemblies or services supplied by suppliers that IBM has directed to or otherwise presented to LSI provided they are deemed acceptable by LSI and such suppliers are not current suppliers to LSI; or such suppliers may be current suppliers to LSI provided the supplies provided by suppliers are those that have been previously allocated to IBM over and above those supplies previously allocated to LSI; (b) any IBM or IBM subsidiary supplied components, subassemblies or services shall only be used on Products hereunder, unless otherwise agreed to in writing by the parties, and (c) LSI will use reasonable efforts to mitigate the impact to IBM of all shortages, regardless of their nature or cause.

     6.0 Product Replacements

     IBM and LSI will jointly establish a process to replace Products for situations identified by IBM that are essential for IBM to maintain a positive relationship with its customer and are not related to any Product defects or warranty claims. IBM will identify the Products to LSI in writing, and LSI will use reasonable efforts to provide such replacement Products within [*] if Product is in LSI's inventory or otherwise within [*] to customers, at IBM's cost, subject to the parties prior written agreement of such cost.

     7.0 Quality, Inspection and Acceptance

          7.1 Quality Plan. LSI shall implement and maintain a comprehensive quality plan (including inspection and quality assurance procedures) that demonstrates a high quality Product rate and continuous quality improvement of the Product production. LSI will provide monthly Product reports to IBM. Such quality plan shall be submitted to IBM for review and approval. Once approved, such document shall be incorporated herein by reference.

          7.2 On-Site Product Inspections. LSI's responsibilities hereunder shall include comprehensive quality controls, testing and inspection of the Products and all components and subassemblies thereof IBM may also inspect the Products at LSI facilities with reasonable advance notice and perform additional inspection and testing of all Products delivered to customers, and may refuse to accept Products that do not conform to all specifications, warranties, and/or other requirements.

          7.3 Use of NDF Products. "No-Defects-Found Product" ("NDF-Product") shall mean any Product that has been returned to LSI as defective, but after comprehensive analysis and testing, the Product was found by the parties not to be defective in any manner. LSI agrees that NDF Products shall not be used in any Products, except in spare parts. LSI further agrees that any NDF Product that has been used in a Spare Part, and then subsequently returned and found to be an NDF Product again, will never be used hereunder, even as a Spare Part.

     However, LSI may use such returned Spare Part for LSI's own independent purposes outside of this Attachment, subject to: (a) LSI removing all references to IBM (including, but not limited to logos, labels, model numbers, etc., regardless of whether such references are in the hardware or code) and all IBM unique features (e.g. bezels, documentation, or other ship group material). LSI hereby agrees to protect, defend, hold harmless and indemnify IBM and customers from and against any and all claims, suits, actions, demands or liabilities arising out of LSI's use of such returned spare parts outside of this Agreement.

     8.0 Delivery

          8.1 Product Delivery. All Products and spare parts may be shipped FOB receipt by carriers from the replenishment centers as designated by IBM. Payment of transportation, import/export fees, duties, taxes and tariffs will be specified in the relevant Product Unique Attachment or in another document signed by IBM and LSI. LSI shall utilize the "pull process" through EDI allowing IBM to systematically request Product from LSI on an as needed basis. At the request of IBM, LSI shall work with IBM to jointly establish a written process for handling missing items from the original ship groups.

          8.3 On-Time Delivery. If LSI cannot meet a scheduled delivery date, LSI shall promptly notify IBM of LSI's revised delivery date and IBM may, at its option, (i) reschedule Products, (ii) [*] associated with shipping and handling incurred as a result of the late delivery, (iii) cancel Products not delivered without charge; and (iv) exercise all other remedies provided at law, in equity and in the Agreement, including this Attachment.

     Notwithstanding anything to the contrary contained in the Agreement or this Attachment, if LSI fails to deliver products on time and to the extent that such failure is caused solely by: (a) LSI's inability to utilize (for reasons beyond LSI's reasonable control) any of the Assigned Information, Assigned Copyrights, Assigned Software, and/or licensed materials (as such capitalized terms are defined in that certain Intellectual Property Agreement between IBM and LSI dated June 28, 2002) or (b) IBM's default under any agreement between IBM and LSI executed in connection with LSI's acquisition of the assets set forth in the Asset Purchase Agreement between IBM and LSI dated June 28, 2002, then the failure to deliver products on time shall not be considered a breech of this Attachment and LSI will not be responsible for the [*] set forth above as long as LSI uses commercially reasonable efforts to mitigate the effects of the delay and otherwise complies with IBM instructions regarding the Product.

          8.4 Date of Manufacture. LSI agrees that the date of manufacture for all Products purchased by IBM shall be less than [*] from the date of Product delivery to the IBM designated replenishment warehouse.

          8.5 Distribution of [*] Software. Pursuant to Section 3.1.13.3 of the IBM/[*] agreement [*], LSI will be provided with the [*] software Version
     2.0 and updates thereto ("[*] Software") on shrink wrap CDs and shall have the right to include the [*] Software within the Product carton and distribute the same with the Product. LSI will have no right to modify the [*] Software or distribute it in a manner other than as described herein and shall not remove or tamper with the tamper evident protection provided with the [*] Software. IBM represents that LSI's performance pursuant to the terms of this Section 8.5 will not violate the terms of SOW [*]. IBM may terminate this Section 8.5 at any time by providing LSI a written termination notice.

     9.0 Replenishment

          9.1 Replenishment Logistics

     This section 9.0 shall only apply when Pull Profiles are addressed as described below.

          9.2 Pull Definitions

     "Pull Buffer" means a quantity of Pull Products within the Liability Horizon Quantity which is held in inventory by Supplier.

     "Pull Products" means Products specified in a Pull Product Profile.

     "Pull Product Profile," "Pull Profile," "MIRS Profile," or "Profile" means the relevant document signed by both parties or otherwise included in a PSPL describing the Pull Products and supporting information, including, but not limited to, IBM Part Number, Liability Horizon, Replenishment Time and packaging requirements.

     "Pull Purchase Order," "Pro forma Purchase Order," "PPO," or "Purchase Order" means a purchase order used by Buyer as a logistical tool only to enable system and related activities for the pull process, and does not represent a firm offer by Buyer nor bind Buyer to any quantity or delivery date.

     "Liability Horizon" means the period of time as specified in the relevant Pull Profile used to calculate the maximum liability for a given Pull Product, by applying the Liability Horizon period against the Planning Schedule.

     "Liability Horizon Quantity" means the quantity of Pull Products specified in the Planning Schedule contained within the Liability Horizon. The Liability Horizon Quantity is the WA for Pull Products ordered under this section 9.0.

     "Upside Flexibility" means a percentage of Pull Products specified in the Pull Profile in excess of the Liability Horizon Quantity.

     "Liability Horizon Quantity Overage" or "Overage Limit" or "Overage" means a Liability Horizon Quantity which exceeds the quantity of Pull Products committed to in the Pull Notifications for the same period.

     "Planning Schedule" means Buyer's [*] of requirements for Pull Products.

     "Pull Notification" means Buyer's only authorization for Supplier to deliver a specified quantity of Pull Products. "Replenishment Time" means the total elapsed time from Supplier receipt of a Pull Notification to delivery of the Pull Products to Buyer's location as specified in this PSPL or Pull Profile. The Replenishment Time consist of response time, transit time and/or process time as defined in the relevant Pull Profile.

          9.3 Pull Profile Planning

     After the parties agree to a Pull Profile, Buyer may issue a PPO to Supplier for all Pull Products. Buyer may issue a Planning Schedule at intervals as specified in the Pull Profile, the most recent Planning Schedule to supersede all previous Planning Schedules. The Planning Schedule provides a forecast of requirements for the Pull Products and establishes quantities applicable to the Liability Horizon Quantity and Upside Flexibility, if any, with the Supplier. Supplier will respond to the Planning Schedule as specified in this PSPL or Pull Profile.

          9.4 Pull Delivery

     Supplier will deliver to Buyer on the delivery date the Pull Products specified in the Pull Notifications issued by Buyer, provided such Pull Notifications do not exceed the Liability Horizon Quantity. Supplier will comply with Pull Notifications for quantities of Pull Products in excess of the Liability Horizon Quantity but within the Upside Flexibility. Risk of loss and title will pass to Buyer when Product is pulled from consignment.

          9.5 Pull Limitation of Liability

     Unless the Pull Products are specified in a Planning Schedule in conjunction with the Liability Horizon in a Pull Profile, Buyer makes no representation or warranty and assumes no liability regarding the quantity of Pull Products that it will purchase. Buyer assumes no liability for materials procured or products built beyond the Liability Horizon Quantity. Supplier will apply Overages towards future Pull Notifications and the parties will agree to a reconciliation amount and a disposition of Overage Products, if any. The reconciliation amount will be reduced by any amount realized by Supplier for Pull Products (including raw materials or works-in-progress) used, returned or sold to any party, and any other reductions agreed to by the parties.

          9.6 Order of Precedence

     Notwithstanding section 9.11 of the Agreement (i.e. [*]), in the event of any conflict in the documents contained in the Agreement involving Pull Products, the order of precedence will be: (i) the Pull Profile in section 9.7 below (or separate Pull Profile if signed separate from but in support of this Attachment); (ii) this section 9.0; (iii) the relevant Product Unique Attachment, (iv) the balance of this Attachment; and (v) the Agreement (i.e. [*]).

          9.7 Pull Product Profile

PULL PRODUCT PROFILE
----------------------------------------------------------------------------------------------------------------------
                                                                                                               [*]
                                                                                                            ----------
[*]                       [*]        [*]        [*]         [*]         [*]         [*]           [*]          [*]
---                    ---------   --------   --------   ---------   ---------   ----------   -----------   ----------
                          [*]                                           [*]         [*]           [*]          [*]

PULL PRODUCT PROFILE   PULL PRODUCT PROFILE
---------------------  --------------------------------------------------------------
                                  [*]
                       --------------------------
[*]                         [*]           [*]         [*]         [*]         [*]
---                    -------------   ----------   --------   ---------   ----------
                            [*]           [*]         [*]         [*]         [*]

Note that:

"Day" means a work day.

"Week" means a work week starting on Monday and ending on Friday.

"Container quantity" is the number of pallets per 48 foot trailer.

          9.8 Transaction Documents

REPLENISHMENT TRANSACTION DOCUMENTS
-------------------------------------------------------------------------------------------------
TRANSACTION DOCUMENT                        EDI, ANSI AND EDIFACT   E-MAIL   FAX     FREQUENCY
--------------------                        ---------------------   ------   ---   --------------
[*]                                                  Yes              No     No    [*]
[*]                                                  Yes              No     No    [*]
[*]                                                  Yes              No     No    [*]
[*]                                                  Yes              No     No    [*]
[*]                                                  Yes              No     No    [*]
[*]                                                  Yes              No     No    [*]
                                                     Yes              No     No    [*]
[*]                                                  Yes              No     No    [*]
[*]                                                  Yes              No     No    [*]
[*]                                                  Yes              No     No    [*]
[*]                                                  Yes              No     No    [*]
[*]                                                  Yes              No     No    [*]

          9.9 Grace Period/Monthly Reconciliation/Inventory

     (1) Based on First In First Out ("FIFO") accounting principles, IBM shall have a [*] grace period, beginning at the date of Product receipt at the warehouse.

     (2) Parties shall use commercially reasonable efforts to reconcile inventory and any associated liabilities monthly;

     (3) The Parties agree to periodically review the status of inventory in the warehouse. Based on the periodic review, the parties shall engage in commercially reasonable actions to mitigate inventory exposure. When warehouse inventory exceeds the required buffer stock in Section 9.7 (Pull Product Profile), IBM agrees to pull Product that has been in the warehouse for [*] provided it is a business day (otherwise on the next business day), unless the parties agree to some other commercially reasonable period.

     (4) Beginning [*] prior to the [*]and on a [*] basis thereafter, LSI and IBM will work together and use commercially reasonable efforts to precisely determine the inventory quantity in the warehouse at the end of the [*].

     10.0 Engineering Record Changes

     LSI will notify IBM before any LSI initiated changes, which shall not take place without IBM approval. LSI will advise IBM promptly in writing of any LSI initiated changes that will affect the form, fit or function of the Product, and will ensure that such changes do not compromise the quality, reliability, compatibility or performance of Products ordered by IBM hereunder. LSI will not implement any form, fit or function changes to the Product without IBM's prior written approval.

     IBM may request changes to the Product in writing at any time. LSI will promptly consider such changes and inform IBM in writing of the affect of suggested changes on form, fit or function, price and schedule. The parties will negotiate in good faith to resolve any adjustments in price, schedule and/or specifications prior to implementation.

     11.0 Communications

     All communications between the parties shall be carried out through the designated coordinators.

     All procurement, business and administrative communications between the parties shall be conducted through the following "Business Coordinators":

IBM:  LSI:
----  ----
[*]   [*]
[*]   [*]
[*]   [*]
[*]   [*]
[*]   [*]
[*]   [*]

     Technical communications between the parties shall be conducted through the following "Technical Coordinators":

IBM:  LSI:
----  ----
[*]

     All legal notices shall be sent to the following addresses and shall be deemed received (a) two (2) Days after mailing if sent by certified mail, return receipt requested or (b) on the date confirmation is received if sent by facsimile transmittal, to the party set forth below.

IBM:                            LSI:
----                            ----
PPSG Legal Department,          Legal Counsel
Building 002/9CCA               LSI Logic
IBM Corporation                 1621 Barber Lane
3039 Cornwallis Road            Milpitas, CA 95035
RTP, NC 27513                   (408) 433-7770
(919) 543-1593

     Each party may change its designated coordinators and/or addresses any time during the Attachment-Term by a written notification to the Business Coordinator (with a copy to the Technical Coordinator or legal notice coordinator, as applicable).

     12.0 Termination

          12.1 Termination for Cause. Either party may terminate this Attachment by sending a written notice for material breach by the other party or in the event that the other party becomes insolvent, files, or has filed against it, a petition in bankruptcy or undergoes a reorganization pursuant to a petition in bankruptcy. Such termination shall become effective [*] after receipt of such notice, unless the party receiving notice remedies the cause cited in such notice within such [*] period. In the event LSI terminates an Attachment as set forth in this Subsection 12.1, LSI shall have the right to cancel all outstanding WAs. In the event IBM terminates an Attachment as set forth in this Subsection 12.1, LSI shall immediately (a) cease all work and shall treat all applicable outstanding WAs in accordance with Subsection 12.2, (b) prepare and submit to IBM an itemization of all completed and partially completed Products under such WAs, and at IBM's sole option and only upon IBM's written direction, LSI shall deliver to IBM the (i) number of IBM requested completed Products at the prices set forth in the applicable WA and (ii) IBM requested partially completed Products at a price not to exceed the actual and reasonable costs substantiated by LSI within any authorized limits and cancellation schedules set forth in this Attachment and WAs, provided however, in no event shall such price exceed the per unit price of the Product, (c) allow IBM access to LSI's premises to take possession of all IBM owned property or to file a security interest in such property, and
     (d) return to IBM all IBM confidential information or property, if any. IBM shall also have all other remedies available at law, in equity and in the Agreement (including this Attachment).

          12.2 Work Authorization Cancellation for Cause. IBM may at any time cancel WAs in total or in part, for reasonable cause by notifying LSI, in writing. Cancellation will be effective immediately upon LSI's receipt of the notice. LSI will immediately cease all work under such WA in accordance with the cancellation notice. IBM shall have no liability if it cancels WAs for reasonable cause.

     Any existing credits in IBM's favor at the time of cancellation shall be deducted from any amount due to LSI and if such credits exceed the amount due to LSI under the applicable WA, LSI agrees to refund the difference to IBM within [*] of the effective date of cancellation. The results of all work paid for by IBM under the applicable WA are the sole property of IBM, and upon cancellation, the disposition of all such IBM property shall be in accordance with IBM's written instructions.

          12.3 Attachment Termination for Convenience. IBM may terminate this Attachment for convenience at any time by providing LSI written termination notice, and such notice shall be effective immediately upon LSI's receipt of such notice, unless the notice provides for a longer period. In the event of such notice, LSI shall immediately cease all work and shall treat all applicable outstanding WAs in accordance with Subsection 5.1.2, from the time of receipt of the written termination notice. IBM's total and maximum liability is set forth in Subsection 5.1.2.

     13.0 Limitation of Liability

     EXCEPT FOR SECTIONS 6.0 AND 7.0 OF THE AGREEMENT [*] AND SECTION 3.3 OF THIS ATTACHMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES, OR FOR LOSS OF PROFIT, OR REVENUE, WHETHER IN AN ACTION IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EACH PARTY WILL, HOWEVER, BE LIABLE FOR PERSONAL INJURY CAUSED BY ITS NEGLIGENCE. SECTION 9.8 OF THE AGREEMENT [*] SHALL NOT APPLY TO THIS ATTACHMENT.

     Notwithstanding anything to the contrary, IBM's maximum liability shall not exceed the [*], less any amounts paid for such Products, and as further reduced by the liability limitations stated below in this section 5.0.

     14.0 Severability

     If any Section or Subsection of the Agreement, including this Attachment, is found by competent judicial authority to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of any such Section or Subsection in every other respect and the remainder of the Agreement, including this Attachment shall continue in effect.

     15.0 No Publicity

          15.1 Non-disclosure. Each party agrees not to disclose the terms or the existence of the Agreement (including this Attachment), without the other party's prior written approval, except as may be required by law or government regulation.

          15.2 Brand image. LSI shall use IBM specified packaging with IBM logos at all times in accordance with the specifications in this Attachment.

     16.0 Freedom of Action

     Nothing in this Attachment shall be construed as: (a) prohibiting or restricting either party or their subsidiaries from independently developing, having developed independently, acquiring, licensing, distributing or marketing products, services and other materials which are competitive in any form with the Products; or (b) affecting either party's pricing of products or services, other than LSI's pricing of Products and services to IBM hereunder. Nothing in this Attachment obligates IBM, IBM subsidiaries or distributors to announce, offer for sale, lease, or market Products or other products that include Products in any quantity or in any particular manner of resale. Resale or marketing activities may be commenced or discontinued at the sole discretion of IBM, without notice to LSI. Each party is free to enter into similar agreements with other parties, provided they do not deny IBM or LSI the benefits associated with this Attachment.

     17.0 Intellectual Property

          17.1 Confidential Information. All confidential information exchanged between the parties shall be exchanged under and governed by the terms and conditions of Confidential Disclosure Agreement [*]. LSI agrees not to disclose any information concerning the Product hereunder, or any supporting activity thereof, without IBM's prior written permission, except as may be required by law or governmental rule or regulation, or to establish LSI's rights under this Attachment; provided, however, that if LSI seeks to disclose for reasons not requiring IBM's prior written approval, LSI shall limit such disclosure to the extent required, shall allow IBM to review the information disclosed prior to the disclosure, and shall apply, where available, for confidentiality protective orders and the like. Any such review by IBM shall not be construed to make IBM responsible for the contents of the disclosure, and LSI remains solely liable for the contents thereof. Except as stated above in this Subsection 17.1 and in any separately signed agreement for the exchange of confidential information, neither party shall have any obligation of confidentiality to the other.

          17.2 Trademarks. Notwithstanding any other provisions of this Attachment to the contrary, neither party shall have the right to use the trademarks, service marks, trade names, or product names of the other party or its subsidiaries directly or indirectly in connection with any products, promotion or publication, without the prior written approval of the other party.

     18.0 Survival

     The rights and obligations of Sections and Subsections 3.3, 3.5, 3.8, 3.9, 3.12, 4.4, 6.0, 7.3, 11.0, 12.0, 13.0, 14.0, 16.0, 17.0, 18.0, 23 and 24 of this
Attachment shall survive and continue after termination or expiration of this Attachment and shall remain in full force and effect, and shall bind the parties and their legal representatives, successors, heirs and assigns. The rights and obligations of this entire Attachment as they apply to WAs that are not terminated or canceled shall survive and continue after expiration of this Attachment and shall bind the parties and their legal representatives, successors, heirs and assigns until expiration or cancellation of such WAs. The rights and obligations of this entire Attachment as they apply to FRUS that are not terminated or canceled shall survive and continue after expiration of this Attachment and shall bind the parties and their legal representatives, successors, heirs and assigns until expiration or cancellation of such FRUs.

     19.0 International Sale of Goods

     The United Nations' Convention on International Sale of Goods does not apply.

     20.0 Counterparts

     This Attachment may be signed in one or more counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute the same agreement. Any signed copy of this Attachment made by reliable means (e.g., photocopy or facsimile) is considered an original.

     21.0 Conditional Obligation to Purchase Products

          21.1 Subject to the limitations and exclusions provided in this SOW, LSI agrees to sell to IBM and IBM agrees to purchase from LSI the portions of IBM's (a) [*]and (b) [*] for new [*] and [*] enclosures [*] as expressly identified in Product-Unique Attachments #1 and #2 attached hereto, for the following time periods:

             (a) From the Effective Date of this Attachment through the [*] of the Effective Date, IBM will purchase [*] of the [*] and [*] of SSG's [*] during this time period; and

             (b) From the [*] of the Effective Date plus [*] of the Effective Date, IBM will purchase no less than [*] of the [*] brand's and no less than [*] of SSG's [*] during this period.

          21.2 "[*]" means the number of units the [*] or SSG, as applicable, requires to fulfill customer orders received by IBM for the Products worldwide during the time periods set forth immediately above, subject to the limitations and exclusions provided in this Attachment. IBM makes no representations or commitments regarding the amount of its [*] or the number of Products it will order. IBM is under no obligation to purchase Products in any quantity.

          21.3 Notwithstanding the foregoing, IBM is relieved of its conditional obligation to purchase its [*] for Products hereunder and shall have no liability to LSI to the extent that:

             (1) LSI does not produce Products that conform to specifications or other requirements of the Agreement and does not remedy that situation in accordance with the terms of any relevant Product Unique Attachment, this Attachment, or the Agreement;

             (2) IBM cancels WAs due to LSI's failure to deliver Products on time as per Section 8.3 of this Attachment;(3) IBM cancels WAs for cause as per Section 12.2 of this Attachment;

             (4) LSI does not remain competitive as required under Section 22 of this Attachment;

             (5) LSI otherwise fails to comply with a material term of this Attachment (including the Product Unique Attachments) or the Agreement and fails to cure such noncompliance in accordance with this Attachment or the Agreement;

             (6) LSI has actual knowledge of situation(s) where IBM has not complied with this Section 21.0 and LSI fails to notify IBM where such notice could have enabled IBM to cure without subsequent liability to LSI;

             (7) LSI declines to bid in response to a IBM RFQ or fails to fulfill a WA;

             (8) either party terminates all or part of this Attachment or the Agreement in accordance with the terms of Section 12 of this Attachment;

             (9) a Competitor of IBM acquires a beneficial interest in at least [*] of the outstanding shares, securities, or ownership interests representing the right to vote for the election of managing authority or the right to make decisions for LSI; or if a Competitor of IBM purchases, leases, licenses or otherwise acquires a beneficial interest in at least [*] of the assets of LSI; or if a Competitor of IBM becomes entitled to appoint a [*]; or if work performed by LSI for a single Competitor of IBM represents more than [*] of LSI's total operating revenue and IBM reasonably believes that this situation is having a significant, detrimental effect on IBM's relationship with LSI under this Attachment; or (10) Products conform to specifications provided by IBM but are nevertheless incompatible with IBM's overall system unit design, to the extent that LSI had an opportunity to make the Product compatible pursuant to Section 3.12 of the Attachment.

             For the purposes of this Attachment, a "Competitor of IBM" shall mean any company which is directly, or through an Affiliate is indirectly: (i) involved in the development, manufacture or sales of information handling hardware through which activity it generates annual revenue in excess of [*], or (ii) involved in the development or sale of software or computer-related services through which activity it generates annual revenue in excess of [*].

     For the purposes of this Attachment, "Affiliate" shall mean entities that control, are controlled by or are under common control with, a party to this Attachment.

          21.4 IBM is not obligated to purchase and IBM shall have no liability to LSI with respect to:

             (1) products in IBM's possession or under IBM's control prior to or on the Effective Date of this Attachment;

             (2) products awarded by IBM to another supplier prior to the Effective Date of this Attachment or products derived from an Engineering Change to those products;

             (3) products that a customer requires to be provided by a source other than LSI; and

             (4) initial production quantities (generally, [*] from the date such Products are made generally available to the public) if IBM believes, in its sole and reasonable discretion, that it is necessary to produce these Products elsewhere due to concerns about engineering, Parts availability, process and manufacturing readiness, or plant volume capabilities, provided that IBM notifies LSI about the concerns and LSI is unable to resolve them to IBM's satisfaction before the order for initial production quantities must be placed.

          21.5 The parties agree that damages are difficult to ascertain and as a reasonable estimate of LSI's actual damages, and not as a penalty, IBM will pay LSI liquidated damages as set forth in this Section 21.5 for each Product that IBM purchased from another supplier in violation of this
     Section 21. Notwithstanding the foregoing, IBM will have no liability and shall not pay liquidated or other damages to the extent that the number of such Products purchased by IBM from another supplier in violation of
     Section 21 during each calendar year is no more than [*]: (a) all Products ordered by IBM during that calendar year from LSI; plus, (b) all such Products that IBM purchases from another supplier during that calendar year in violation of Section 21.

     IBM will pay [*] for each Product [*] by IBM from another supplier in violation of Section 21 between the Effective Date of this Attachment and the [*] of the Effective Date, for the number of such Products that is more than [*] of all such Products ordered by IBM during the [*] from either LSI or another supplier in violation of Section 21. This is the sole and exclusive remedy available to LSI for IBM's failure to fulfill its obligations under Section 21, and stands in lieu of all other remedies available to LSI under this Agreement, at law, and in equity. LSI must bring any claim under this Section 21.5 within [*] of the date LSI has actual knowledge of facts giving rise to the claim, but in no event more than [*] after the date the claim arises. If IBM purchases more than [*] of its [*] for a Product in any given [*], then this Section 21.5 shall not apply and the parties shall follow the dispute resolution mechanisms otherwise available to them.

     22.0 LSI Competitiveness

          22.1 IBM's commitment to purchase Products from LSI is contingent upon LSI remaining competitive for each Product and in each geography with regard to supplier performance criteria which include, without limitation:
     Price, Product quality, Lead Times, on-time delivery, technology, Product support and responsiveness. The determination of competitiveness will be made by IBM in IBM's reasonable judgment and sole discretion, acting in good faith. IBM may request LSI to provide such relevant data to demonstrate competitiveness. IBM may at any time test LSI's competitiveness relative to the industry on a periodic basis through a competitive RFQ process with other external suppliers, internal IBM suppliers, and/or a comparison of industry benchmark RFI data.

          22.2 In the event that IBM determines in its sole and reasonable discretion that LSI is noncompetitive pursuant to Section 22.1, then IBM shall provide written notice to LSI specifying the Product(s), geography(ies), and area(s) of performance in which LSI is noncompetitive. If LSI receives such notice and:

             (1) does not correct the identified noncompetitive performance to IBM's satisfaction or negotiate a resolution action plan to the matter which is satisfactory to IBM within [*] of said notice for price issues; or

             (2) does not correct the identified noncompetitive performance to IBM's satisfaction Of negotiate a resolution action plan to the matter which is satisfactory to IBM within [*] of said notice for all other performance issues:

then IBM may, in addition to its other rights tinder this Attachment and the Agreement, source the affected Products from other suppliers and/or cancel any unfulfilled WA(s) for the affected product(s) at no charge and without liability.

     23.0 Indemnification

          23.1 General Indemnification. LSI will defend, hold harmless and indemnify, including legal fees, Customers and IBM personnel against third patty claims that arise or are alleged to have arisen as a result of negligent or intentional acts or omissions of LSI or LSI personnel or breach by LSI of any term of this Attachment (including the product Unique Attachments) and the Agreement.

     LSI's obligation to indemnify IBM under this section shall be contingent on IBM (i) notifying LSI promptly in writing of such a claim, (ii) giving LSI sole control and authority to proceed as contemplated herein provided, that LSI shall have sole control of any such claim or settlement negotiations, and (iii) giving LSI proper and fail information and assistance to settle and/or defend any such claim. Failure by IBM to notify LSI promptly in writing of such a claim will relieve LSI of its obligations under this section only to the extent that LSI's ability to defend the claim is prejudiced by such lack of notice.

     24.0 Assignment

     IBM may assign some or all of its rights and obligations under this Attachment and the Agreement to third parties or its Affiliates, at IBM's sole discretion, including, but not limited to, assigning the right to procure FRUs to third-party service providers. LSI may assign some or all of its rights and obligations under this Attachment and the Agreement to third parties or its subsidiaries with prior written consent from IBM's Business Coordinator except that LSI shall have the right to assign some or all of its rights and obligations under this Attachment and the Agreement in connection with the sale of all or part of its business that makes use of or sells the Products purchased hereunder. Any unauthorized assignment of this Attachment or the Agreement is void.

     25.0 Order of Precedence

     Notwithstanding section 9.11 of the Agreement [*] and section 9.6 of this Attachment, in the event of any conflict in the documents contained in the Agreement. the order of precedence will be: (i) the relevant Product Unique
Attachment: (ii) the balance of this Attachment; and (iii) the Agreement [*].

     THIS ATTACHMENT AND ITS EXHIBITS, PRODUCT UNIQUE ATTACHMENTS, WAS, AND PULL PROFILES ISSUED HEREUNDER, THE AGE THAT THIS ATTACHMENT IS ISSUED UNDER, AND THE CONFIDENTIALITY AGREEMENT (IF ANY) CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ALL COMMUNICATIONS AND UNDERSTANDINGS BETWEEN THESE PARTIES, WHETHER WRITTEN OR ORAL., WITH RESPECT TO THE SUBJECT MATTER HEREOF.

     The parties hereto have caused this Attachment to be signed by their respective duly authorized representatives

ACCEPTED AND AGREED TO:                        ACCEPTED AND AGREED TO:

INTERNATIONAL BUSINESS MACHINES CORPORATION    LSI LOGIC STORAGE SYSTEMS, INC.
     /s/ IAN J. CRAWFORD          6/28/02             /s/ TOM GEORGEN          6/28/02
---------------------------------------------- ----------------------------------------------
   Authorized Signature               Date         Authorized Signature              Date
  Ian J. Crawford                                Tom Georgen
---------------------------------------------- ----------------------------------------------
Printed Name                                   Printed Name
  VP Systems Production Procurement              Executive Vice President
---------------------------------------------- ----------------------------------------------
Title                                          Title

                                   EXHIBIT 1
                             TO PSPL NO. 4902RL0898
                            DELIVERY LOGISTICS PLAN

                                      [*]

                                   EXHIBIT 1
                             TO PSPL NO. 4902RL0898

                            DELIVERY LOGISTICS PLAN
                                     PAGE 2

                                      [*]

FINAL EXECUTION VERSION
MARCH 12, 2003

                IBM CORPORATION/LSI LOGIC STORAGE SYSTEMS, INC.
                            AMENDMENT #1 TO PSPL[*]

     This amendment and its attachments, which are incorporated by reference, ("Amendment #1") is entered into and made effective on March 12, 2003, by and between LSI Logic Storage Systems, Inc. ("LSI" or "Supplier") and International Business Machines Corporation, a New York corporation ("IBM") having an office for the transaction of business at 3039 Corwallis Road, Research Triangle Park, NC 27709 whereby LSI and IBM ("the Parties") mutually agree to the following terms and conditions.

     The Parties hereby agree to modify and amend Product Specification and Price List Attachment (PSPL) [*] ("Attachment") as set forth herein in exchange for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged. All other terms and conditions of the Agreement shall apply and remain in full force and effect.

     (1.0) The parties acknowledge and agree that for the purpose of the Agreement (as such term is defined in the Attachment, this Amendment #1 and any and all of the Product Unique Attachments thereto, the following shall be defined terms:

          (1.1) The term, [*] describes [*] enclosures supplied by LSI.

          (1.2) The term, [*] describes [*] enclosures supplied by LSI.

          (1.3) The term, [*] describes [*] disk enclosures supplied hereunder by LSI Logic.

          (1.4) The term, [*] describes the [*] controller supplied by LSI which product is currently referred to by IBM as [*].

     (2.0) Section 21.1 is deleted and replaced in its entirety with the following:

     "Subject to the limitations and exclusions provided in this SOW, LSI agrees to sell to IBM and IBM agrees to purchase from LSI the portions of IBM's (a) [*] brand's actual worldwide requirements and (b) Storage System Group's ("SSG") actual worldwide requirements for new [*] products, and (c) SSG's worldwide requirements for [*] Products as expressly identified in Product-Unique Attachments #1, 2, 3 and #4 attached hereto, for the following time periods:

          (a) From the Effective Date of this Attachment through the [*] of the Effective Date, IBM will purchase [*] of the [*] brand's and [*] of SSG's [*]; and

          (b) From the [*] of the Effective Date of this Attachment plus [*] of the Effective Date of this Attachment IBM will purchase no less than [*] of the [*] brand's and no less than [*] of SSG's [*] during this period."

     (3.0) The second paragraph of section 21.5 is deleted and replaced in its entirety with the following: "IBM will pay (a) [*], and (b) [*] from another supplier in violation of Section 21 between the Effective Date of this Attachment and the [*] of the Effective Date, for the number of such Products that is more than [*] and no more than [*] of the total number of all such Products ordered by IBM during the relevant [*] from either LSI or another supplier in violation of Section 21. This is the sole and exclusive remedy available to LSI for IBM's failure to fulfill its obligations under Section 21, and stands in lieu of all other remedies available to LSI under this Agreement. at law, and in equity. LSI must bring any claim under this Section 21.5 within [*] of the date LSI has actual knowledge of facts giving rise to the claim, but in no event more than [*] after the date the claim arises. If IBM purchases more than [*] of its [*] for a Product in any given [*], then this Section 21.5 shall not apply and the parties shall follow the dispute resolution mechanisms otherwise available to them."

     (4.0) The following exhibits are hereby added to the Attachment:

        Exhibit 2 entitled:

   "Packaging and Handling Specification -- Supplier Interplant Requirements
                                  May 21, 2001
                              IBM Part Number [*]
                       IBM Packaging Requirements Manual
                              Document Number: [*]

        Exhibit 3 entitled:

                       "Technical Support -- Revision 1.0
                                March 10, 2003"

     This Amendment #1 may be signed by each Party's respective duly authorized representative in one or more counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one single agreement between the Parties. Any signed copy of this Amendment #1 made by reliable means (e.g. photocopy or facsimile) shall be considered an original.

     The Parties hereto have caused this Amendment #1 to be signed by their respective duly authorized representatives.

ACCEPTED AND AGREED TO:                         ACCEPTED AND AGREED TO:
INTERNATIONAL BUSINESS MACHINES                 LSI LOGIC STORAGE SYSTEMS, INC.
  CORPORATION


  /s/ R. MURPHY                   4/4/03          /s/ FLAVIO SANTONI              3/12/03
--------------------------------- --------      --------------------------------- ---------

Authorized Signature              Date          Authorized Signature              Date

  R. Murphy                                       Flavio Santoni
--------------------------------- --------      --------------------------------- ---------

Printed Name                                    Printed Name

  OEM Procurement                                 VP Sales & Marketing
--------------------------------- --------      --------------------------------- ---------

Title                                           Title

                                        2